INDEPENDENT AUDITORS' CONSENT





As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report relating to the financial statements of Am- Pac International, Inc., which report appears in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, and to all references to this firm included in such Registration Statement.



                                             /s/ H.J. Swart & Company, P.A.
                                             -----------------------------------
                                                 H.J. SWART & COMPANY, P.A.




October 21, 1997
Kissimmee, Florida